As filed with the      Registration No.
Securities and
Exchange Commission
on ____, 2003.

=============================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DANELI VENTURES INC.
                 (Name of small business issuer in its charter)

         Nevada                   1040                  Applied for
      ----------------------------------------------------------------
   (State or Other         (Primary Standard)           (IRS Employer
   Jurisdiction of            Industrial              Identification #)
    Organization)         Classification Code)


DANELI VENTURES INC.                Laughlin International Inc.
1898 Peardonville Road              2533 North Carson Street
Abbotsford, BC  V4X 2M4             Carson City, NV 89706
(604) 309-4971

------------------------------------------------------------------
(Name, address and telephone        (Name and address of agent
of registrant's executive           for service)
offices, principal place of
business)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.    |__|

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title of each Class     Amount to    Offering Price   Aggregate    Amount of
of Securities to be   be Registered    per Share      Offering    Registration
    Registered                                        Price (1)       Fee
------------------------------------------------------------------------------
Common stock $.001       674,000          $0.25       $168,500       $15.50
par value to be
offered by selling
shareholders:
------------------------------------------------------------------------------
Common stock $.001      2,000,000         $0.25       $500,000       $46.00
par value to be
offered by our
company:
------------------------------------------------------------------------------
Total:                  2,674,000                     $668,500       $61.50
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                        COPIES OF COMMUNICATIONS TO:

                             Gary Henrie, Esq.
                            10616 Eagle Nest St.
                             Las Vegas, NV 89141
                               (702) 616-3093

                                  PROSPECTUS

                              DANELI VENTURES INC.
                     SHARES OF COMMON STOCK PAR VALUE $.001
                     --------------------------------------
This is our initial public offering. We are registering a total of 2,674,000 shares of our common stock. All of the shares being registered by us will be sold at a price of $0.25 per share. The selling shareholders will sell their shares at a price of $0.25 per share until our shares are traded on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. Of the shares being registered:
  1)  674,000 are being registered for sale by selling shareholders, and
  2)  2,000,000 are being registered for sale by us

We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 2,000,000 shares of common stock we are offering pursuant to a self-directed offering and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering, any funds we receive will be immediately used by us and there will be no refunds. Our offering of 2,000,000 shares will be for a period of 90 days from the effective date of this prospectus, however, we may extend this offer for a further 90 days if we so choose to do so.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

We are a mineral exploration company with an option to acquire a 50% interest in a mineral exploration property and that property has no proven or probable mineral reserves.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully
consider the various Risk Factors described beginning on page      before
investing in our common stock.
        ----

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is:        .
                               --------

TABLE OF CONTENTS
                                                                     PAGE
                                                                     ----
Summary ............................................................
Risk Factors .......................................................
If we do not obtain additional financing, our business will fail ...
If we do not complete the payment and expenditure requirements mandated in our option, we will lose our interest in the Seymour property and our business may fail .................................

Because there is no assurance that we will generate revenues, we face a high risk of business failure ...............................
Because of the speculative nature of exploration of mining properties, there is substantial risk that this business will fail.. Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully obtain commercial production and investors may therefore lose their investment ...................................................
If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail.......
Title to Seymour property is held by a third party and there is a risk that this third party might transfer title to another party even if we make all payments pursuant to our option agreement ......
Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business ...............................................
Because our sole executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail ...........
Because Mr. Daniel Steunenberg, our president, and his wife Brenda Steunenberg collectively own 42.7% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Steunenberg and his wife are inconsistent with the best interests of other stockholders ..............................................
If a market for our common stock does not develop, our investors will be unable to sell their shares ................................
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline .....................................................
Because our stock is penny stock, shareholders will be limited in their ability to sell the stock ....................................
Because access to the mineral claim is often restricted by
inclement weather, we will be delayed in our exploration and any future mining efforts ..............................................
Forward Looking Statements .........................................
Use of Proceeds ....................................................
Determination of Offering Price ....................................
Capitalization .....................................................
Dilution of the Price You pay for Your Shares ......................
Plan of Distribution; Terms of the Offering ........................
Business ...........................................................
Plan of Operations .................................................
Directors, Executive Officers, Promoters and Control Persons .......
Security Ownership of Certain Beneficial Owners and Management .....
Description of Securities ..........................................
Market For Common Equity And Related Stockholder Matters ...........
Certain Transactions ...............................................
Expiration Date ....................................................
Legal Proceedings ..................................................
Experts.............................................................
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .........................................
Further Information ................................................
Changes in and Disagreements with Accountants ......................
Financial Statements ...............................................

-----------------------------------------------------------------------------
                                   SUMMARY
-----------------------------------------------------------------------------

This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into the prospectus. All dollar amounts used herein are in $US funds. Some expenditures incurred or to be incurred are in $CAN. Any amount in $CAN disclosed in this prospectus has been converted to $US at the rate of $CAN 1.00 = $US 0.75.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

Our Business

We are an exploration stage company. We have acquired an option to acquire a 50% interest in a mineral exploration property which consists of 20 adjacent mineral claims located in the Yukon Territory, Canada. We refer to the mineral
exploration property as the Seymour property.   We were granted the option by
ATAC Resources Ltd. The option is exercisable by us making cash payments to ATAC Resources Ltd. and incurring certain expenditures for exploration and development work on the Seymour property.

Our objective is to conduct mineral exploration activities on the Seymour property in order to assess whether the claim possesses commercially exploitable reserves of gold or silver. We have not identified any commercially exploitable reserves on this property. Our proposed exploration program is designed to explore for commercially exploitable deposits. There is no assurance that a commercially viable mineral deposit exists on this property.

We were incorporated on May 7, 2002 under the laws of the state of Nevada. Our principal offices are located at 1898 Peardonville Road, Abbotsford, BC
V4X 2M4, Canada. The telephone number of our principal executive office is
(604) 309-4971.

The majority of our expenses to date have been for organizational expenses and for our option and exploration expenses pursuant to our option agreement with ATAC Resources.

The Offering

Following is a brief summary of this offering:

Common stock to be offered:

  Up to 2,674,000 shares of common stock, par value
  $.001, of which we are offering 2,000,000 shares and the selling shareholders are offering674,000 shares. There is no minimum number of shares to be sold by us in this offering. See "Description of Securities".

Offering Period

  The shares that we are offering are being offered by us for a period of 90 days from the date of this prospectus; however, the offering may be extended by a further 90 days by our board of directors.

Net proceeds to our company

  Approximately $480,000 (after offering expenses and assuming all shares we are offering are sold). We will not receive any proceeds from the sale of common stock by our selling shareholders.

Use of proceeds

  If we sell all 2,000,000 shares we are offering, the gross proceeds will be $500,000. We will use the proceeds to pay for offering expenses, for research, exploration and property development in the event we find a mineral deposit, and as working capital for operating expenses. We believe that the required additional exploration work on the Seymour property will cost about $15,000, which is over and above the $7,500 that we have already incurred, and will take approximately one year. If we are successful in immediately finding a mineral deposit, we will stop exploring and spend the balance of the proceeds to commence development of the property. If, on the other hand, we do not immediately find a mineral deposit, we will use the balance of the proceeds to either continue the exploration work on the property, or to acquire another property, or both.

Number of common shares outstanding before the offering

  3,274,000 shares.

Number of common shares outstanding after the offering

  5,274,000 shares (assuming all shares offered by us are sold).

-----------------------------------------------------------------------------
                                 RISK FACTORS
-----------------------------------------------------------------------------

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If we do not obtain additional financing, our business will fail

We had cash in the amount of $17,726 as of June 30, 2003. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral property and the development of this property if our exploration indicates that our mineral claim possesses commercially exploitable mineral reserves. We will require additional financing in order to complete our proposed exploration program. We will also require additional financing if the costs of the exploration and development of our optioned mineral property are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold, silver or copper, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

If we do not complete the payment and expenditure requirements mandated in our option, we will lose our interest in the Seymour property and our business may fail

We are obligated to make additional option payments and incur exploration expenditures on our optioned mineral property in order to exercise the option and obtain a 50% interest in the Seymour property. We must make additional option payments totaling $13,500 over the next four years and incur additional exploration expenditures totaling $367,500 over the next four years in order to exercise our option. We will require substantial additional capital to exercise the option and fund the exploration of our optioned mineral property. If we do not make the additional option payments or meet the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral property and will have no interest in the optioned mineral property. We will also have operating expenses over the next year totaling an estimated $16,000. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral property, there is a substantial risk that our business will fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure

We have not even begun the initial stages of exploration of our optioned mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated in May 2002 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral property. We have not earned any revenues as of the date of this prospectus and have never been profitable. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration and future development of our optioned mineral property, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that this business will fail

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies such as ours and the high rate of failure of such enterprises. We can provide investors with no assurance that the Seymour property contains commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully obtain commercial production and investors may therefore lose their investment

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Seymour property into commercial production. At this time, we can provide no assurance to investors that we will be able to do so.

RISKS RELATED TO OUR MARKET AND STRATEGY

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail

Our success will be largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Title to Seymour property is held by a third party and there is a risk that this third party might transfer title to another party even if we make all payments pursuant to our option agreement

Our main asset is an option agreement with ATAC Resources Ltd. to acquire a 50% interest in the Seymour property. Title to the Seymour property is recorded in the name of Archer, Cathro & Associates (1981) Limited, which is a geological engineering firm. The president of ATAC Resources Ltd. is also a partner in Archer, Cathro & Associates. Title to the Seymour property has been left in the name of Archer, Cathro & Associates in order to avoid paying additional fees; however, title to a 50% interest in the Seymour property has been conveyed to us by an unrecorded transfer of mining claim. An unrecorded transfer of mining claim is one in which title to the property has been transferred, but the transfer has not been filed with the Yukon Mining Recorder. We have agreed, orally, with ATAC Resources that we will not record the transfer until we have met all requirements pursuant to the option
agreement.   Similarly, Archer, Cathro & Associates has an oral agreement with us that it will not transfer title to the property to another party while we are in good standing pursuant to the option agreement. Title to the property is superior to all other unrecorded deeds. Should Archer, Cathro & Associates transfer title to another person and that deed is recorded before recording our transfer of mining claim, that person will have superior title and we will have none. If that event occurs, however, Archer, Cathro & Associates will be liable to us for monetary damages for breach of contract and/or breach of trust. This could cause us to incur substantial legal fees to resolve the matter and, if the matter goes to court, we may not be successful in obtaining a monetary judgment or, if we are successful, Archer, Cathro & Associates may not have sufficient assets to satisfy a judgment.

RISKS RELATED TO LEGAL UNCERTAINTY

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

As a result of our exploration and development activities, we may become subject to liability for accidents, pollution, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

RISKS RELATED TO THIS OFFERING

Because our sole executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Daniel Steunenberg presently spends approximately 10% of his business time on business management services for our company. While Mr. Steunenberg presently possesses adequate time to attend to our interests, it is possible that the demands from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Steunenberg may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels. Competing demands on Mr. Steunenberg's business time may cause him to have differing interests in approving significant corporate transactions than other stockholders.

Because Mr. Daniel Steunenberg, our president, and his wife Brenda Steunenberg collectively own 42.7% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. and Mrs. Steunenberg are inconsistent with the best interests of other stockholders

Mr. Steunenberg is our sole director and executive officer. He and his wife collectively own 42.7% of our issued shares of our common stock. Mr. and Mrs. Steunenberg are entitled to subscribe for shares under this offering. However, even if all 2,000,000 shares that we are offering are subscribed for by new investors, then current shareholders will still collectively hold 62.1% of our issued shares, and Mr. and Mrs. Steunenberg will still collectively hold 26.5% of our issued shares. As a result current shareholders, in particular Mr. and Mrs. Steunenberg, will continue to have a substantial influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Your ability to cause a change in the course of our perations is likely to be minimal or even non-existent. The interests of Mr. and Mrs. Steunenberg may differ from the interests of the other stockholders. Factors that could cause the interests of Mr. and Mrs. Steunenberg to differ from the interest of other stockholders include Mr. Steunenberg's ability to devote the time required to successfully run a mineral exploration company.

If a market for our common stock does not develop, our investors will be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for trading of our common stock on the National Association of Securities Dealers over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide investors with any assurance that our common stock will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, then investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 674,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The 674,000 common shares being offered by the selling shareholders represent 32.5% of the common shares outstanding as of the date of this prospectus.

Because our stock is penny stock, shareholders will be limited in their ability to sell the stock

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Daneli Ventures will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than complying with those rules, some broker- dealers will refuse to attempt to sell penny stock.

Because access to the mineral claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts

Access to the mineral claim is restricted through over half of the year due to snow and storms in the area. As a result, any attempts to test, explore or mine the property is largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

-----------------------------------------------------------------------------
                         FORWARD LOOKING STATEMENTS
-----------------------------------------------------------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

-----------------------------------------------------------------------------
                              USE OF PROCEEDS
-----------------------------------------------------------------------------

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of approximately $20,000 will be $480,000 if all of the shares are sold. The first $20,000 raised will be used to pay for offering expenses including legal, accounting and printing fees. Over the next year, we will use the net proceeds as follows:

Amount Raised         $20,000    $125,000    $250,000    $375,000    $500,000
-----------------------------------------------------------------------------
Allocation
-----------------------------------------------------------------------------
Offering expenses     $20,000     $20,000     $20,000     $20,000     $20,000
Option Payments            $0      $1,500      $1,500      $1,500      $1,500
Exploration Payments       $0     $15,000     $15,000     $15,000     $15,000
Working capital            $0     $88,500    $213,500    $338,500    $463,500

We intend to allocate a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. We believe that the required additional exploration work over the next year will cost about $15,000, which is over and above the $7,500 that we have already incurred. If we are successful in immediately finding a mineral deposit, we will stop exploring and go on to develop the property. Developing the property is the process of calculating the value of a mineral deposit. This would consist of conducting extensive drilling on the property to determine the extent and tenor of a mineral deposit and might also include carrying out underground work such sinking a shaft and digging drifts. A shaft is vertical or inclined excavation in rock for the purpose of providing access to an orebody. A drift is a horizontal underground opening extending from a shaft that follows along the length of a vein or rock formation. If and when we commence development of the property the costs of exploration will cease, however we will incur development costs. Development costs will depend on the physical characteristics of the deposit such as its size and depth, together with the costs of transporting personnel and equipment to the site. We estimate that it would cost about $400,000 to $500,000 for drilling and exploration work on the property plus about another $100,000 to $150,000 for ancillary costs. If we sell all of the shares that we are offering and if we commence development work after one year of exploration, then we will need to raise up to an additional $200,000 to carry out the development work. If, however, our development program requires that we sink a shaft and dig drifts, then this could cost an additional $1,500,000 to $2,000,000 or more, which means that we would need to raise an additional $1,700,000 to $2,200,000 or more.

On the other hand if we do not immediately find a mineral deposit, we will continue to explore for a mineral deposit on the property. If we have to continue to explore for a mineral deposit, the costs of exploration will increase. To maintain our option on the property, we will also need to continue making option payments totaling $13,500 over the next four years. We are also required to incur additional exploration and development expenditures totaling $367,500 over the next four years.

Working capital includes the cost of our office operations.

Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Mr. Steunenberg will not receive any compensation for his efforts in selling our shares.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

-----------------------------------------------------------------------------
                      DETERMINATION OF OFFERING PRICE
-----------------------------------------------------------------------------

The price of the shares we are offering was arbitrarily determined in order for us to raise a total of up to $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:
  -  our lack operating history,
  -  the proceeds to be raised by the offering,
  - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
  -  our relative cash requirements.

-----------------------------------------------------------------------------
                               CAPITALIZATION
-----------------------------------------------------------------------------

The following table sets forth our capitalization at June 30, 2003, on a historical basis and as adjusted to reflect the sale of the shares.

This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                         June 30,
                           2003

-----------------------------------------------------------------------------
                          Actual       25%        50%        75%       100%
Stockholder's Equity:
Common Stock:
75,000,000 shares
authorized, par value
$.001
-----------------------------------------------------------------------------
3,274,000 issued and      $3,274
outstanding
-----------------------------------------------------------------------------
3,774,000 issued and                 $3,774
outstanding
-----------------------------------------------------------------------------
4,274,000 issued and                            $4,274
outstanding
-----------------------------------------------------------------------------
4,774,000 issued and                                       $4,774
outstanding
-----------------------------------------------------------------------------
5,274,000 issued and                                                  $5,274
outstanding
-----------------------------------------------------------------------------
Additional Paid-in
Capital                  $33,626   $158,126   $282,626   $407,126   $531,626
-----------------------------------------------------------------------------
Deficit accumulated
during the
exploration stage        (13,724)   (13,724)   (13,724)   (13,724)   (13,724)
-----------------------------------------------------------------------------
TOTAL STOCKHOLDERS'
EQUITY                   $23,176   $148,176   $273,176   $398,176   $523,176
-----------------------------------------------------------------------------

Estimated offering costs of $20,000 have not been deducted from the amounts set out above.

-----------------------------------------------------------------------------
                DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
-----------------------------------------------------------------------------

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2003, the net tangible book value of our shares of common stock was $23,176 or approximately $0.007 per share based upon 3,274,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,274,000 shares to be outstanding will be $523,176, or approximately $0.099 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.092 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.099 per share.

After completion of this offering, if 2,000,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 37.9% of the total number of shares then outstanding, for which you and any other investors will have made a cash investment of $500,000, or $0.25 per share. Our existing stockholders will own approximately 62.1% of the total number of shares then outstanding, for which they have made cash contributions totaling $35,700, or $0.011 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,774,000 shares to be outstanding will be $398,176, or approximately $0.083 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.076 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.083 per share.

After completion of this offering, if 1,500,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 31.4% of the total number of shares then outstanding shares for which you and any other investors will have made a cash investment of $375,000, or $0.25 per share. Our existing stockholders will own approximately 68.6% of the total number of shares then outstanding, for which they have made cash contributions totaling $35,700, or $0.011 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 4,274,000 shares to be outstanding will be $273,176, or approximately $0.064 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.057 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.064 per share.

After completion of this offering, if 1,000,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 23.4% of the total number of shares then outstanding shares for which you and any other investors will have made a cash investment of $250,000, or $0.25 per share. Our existing stockholders will own approximately 76.6% of the total number of shares then outstanding, for which they have made cash contributions totaling $35,700, or $0.011 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,774,000 shares to be outstanding will be $148,176, or approximately $0.039 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.032 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.039 per share.

After completion of this offering, if 500,000 shares are sold, you and any other investors who purchase shares in this offering will collectively own approximately 13.2% of the total number of shares then outstanding shares for which you and any other investors will have made a cash investment of $125,000, or $0.25 per share. Our existing stockholders will own approximately 86.8% of the total number of shares then outstanding, for which they have made cash contributions totaling $35,700, or $0.011 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share                                           $ 0.25
Net tangible book value per share before offering         $ 0.007
Net tangible book value per share after offering          $ 0.099
Increase to present stockholders in net tangible
  book value per share after offering                     $ 0.092
Capital contributions                                     $ 500,000
Number of shares outstanding before the offering          3,274,000
Number of shares after offering held by existing
  stockholders                                            3,274,000
Percentage of ownership after offering                    62.1%

Purchasers of Shares in this Offering if 100% of Shares Sold

Price per share                                           $ 0.25
Dilution per share                                        $ 0.151
Capital contributions                                     $ 500,000
Number of shares after offering held by public investors  2,000,000
Percentage of ownership after offering                    37.9%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share                                           $ 0.25
Dilution per share                                        $ 0.167
Capital contributions                                     $ 375,000
Number of shares after offering held by public investors  1,500,000
Percentage of ownership after offering                    31.4%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share                                           $ 0.25
Dilution per share                                        $ 0.186
Capital contributions                                     $ 250,000
Number of shares after offering held by public investors  1,000,000
Percentage of ownership after offering                    23.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share                                           $ 0.25
Dilution per share                                        $ 0.211
Capital contributions                                     $ 125,000
Number of shares after offering held by public investors  500,000
Percentage of ownership after offering                    13.2%

-----------------------------------------------------------------------------
                           SELLING SHAREHOLDERS
-----------------------------------------------------------------------------

The selling shareholders named in this prospectus are offering 674,000 shares of common stock, in addition to the 2,000,000 shares of common stock that we are offering. The shares being offered by the selling shareholders were acquired from us in an offering completed on June 27, 2003 that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(A)  the number of shares owned by each prior to this offering;
(B)  the total number of shares that are to be offered for each;
(C) the total number of shares that will be owned by each upon completion of the offering;
(D)  the percentage owned by each upon completion of the offering; and
(E) the identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and have assumed that all 2,000,000 shares being offered by us and all shares offered by the selling shareholders are sold. We have based the percentage owned by each on 5,274,000 shares, consisting of 3,274,000 shares of common stock outstanding as of the date of this prospectus plus 2,000,000 common shares that we are intending to sell pursuant to this offering.

                                    Total Number
                                    Of Shares To
                                     Be Offered  Total Shares To    Percent
                     Shares Owned   For Selling   Be Owned Upon  Owned Upon
Name and Address of  Prior To This  Shareholders  Completion Of  Completion Of
Selling Stockholder    Offering        Account    This Offering  This Offering
------------------------------------------------------------------------------

Berend Steunenberg      400,000           0          400,000          7.6%
17770 Daly Rd
Surrey, BC  Canada
V4N 4M5
------------------------------------------------------------------------------
Brenda Steunenberg      400,000           0          400,000           7.6%
1898 Peardonville
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
David Steunenberg	      400,000           0          400,000           7.6%
1898 Peardonville Rd
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
Daniel Steunenberg    1,000,000           0        1,000,000          18.9%
1898 Peardonville Rd
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
Nelson Stratulat        400,000           0          400,000           7.6%
1886 Peardonville
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
Abe Koop                  2,000       2,000              Nil            Nil
61 - 1884 McCallum Rd.
Abbotsford, BC Canada
V2S 3M7
------------------------------------------------------------------------------
Alechia Tennant           2,000       2,000              Nil            Nil
3222 Clearbrook Rd.
Abbotsford, BC Canada
V2T 4N7
------------------------------------------------------------------------------
Andrew Mooney            42,000      42,000              Nil            Nil
2666 St. Gallen Way
Abbotsford, BC Canada
V3G 1C3
------------------------------------------------------------------------------
Anthony Harnett           2,000       2,000              Nil            Nil
406 - 1438 Parkway Blvd
Coquitlam, BC Canada
V3E 3M1
------------------------------------------------------------------------------
Barb Dalke                4,000       4,000              Nil            Nil
34756 - 7 Ave.
Abbotsford, BC Canada
V2S 8C4
------------------------------------------------------------------------------
Benton Nickel             2,000       2,000              Nil            Nil
1640 Ross Rd.
Abbotsford, BC Canada
V4X 1C1
------------------------------------------------------------------------------
Brian Boulter             2,000       2,000              Nil            Nil
8212 Forbes Street
Mission BC Canada
V2V 6V2
------------------------------------------------------------------------------
Bruce Koop                2,000       2,000              Nil            Nil
34817 Marshall Rd
Abbotsford, BC Canada
V2S 7S2
------------------------------------------------------------------------------
Catherine Nickel          2,000       2,000              Nil            Nil
1640 Ross Rd.
Abbotsford, BC Canada

V4X 1C1
------------------------------------------------------------------------------
Chadwin Stratulat        10,000      10,000              Nil            Nil
507-1330-15 Ave SW
Calgary AB Canada
T3C 3N7
------------------------------------------------------------------------------
Charles Louth             2,000       2,000              Nil            Nil
226 - 13911 - 70 Ave
Surrey, BC Canada
V3W 6B4
------------------------------------------------------------------------------
Dorea Stratulat           2,000       2,000              Nil            Nil
401 - 617 - 15 Ave S.W.
Calgary AB Canada
T2R 0R4
------------------------------------------------------------------------------
Douglas Louth             2,000       2,000              Nil            Nil
4140 Dallyn Rd.
Richmond, BC Canada
V6X 2S7
------------------------------------------------------------------------------
Eli Stratulat            10,000      10,000              Nil            Nil
212 - 15350-19A  Ave
Surrey, BC Canada
V4A 9W1
------------------------------------------------------------------------------
Elizabeth Young           2,000       2,000              Nil            Nil
204-15130 - 108 Ave.
Surrey, BC Canada
V3R 0T7
------------------------------------------------------------------------------
Erika Koop                2,000       2,000              Nil            Nil
61 - 1884 McCallum Rd.
Abbotsford, BC Canada
V2S 3M7
------------------------------------------------------------------------------
Faye Rowe                 2,000       2,000              Nil            Nil
11844 - 87 Ave.
Delta, BC Canada
V4C 3A1
------------------------------------------------------------------------------
Gilles Lessard            2,000       2,000              Nil            Nil
1505 10 Ave N.
Lethbridge, AB Canada
T1H 1L1
------------------------------------------------------------------------------
Gordon Stanley            2,000       2,000              Nil            Nil
1507-1212 Howe St.
Vancouver, BC Canada
V6Z 2M9
------------------------------------------------------------------------------
Henny Mooy                2,000       2,000              Nil            Nil
20102 - 24 Ave.
Langley, BC  Canada
V2Z 1Z7
------------------------------------------------------------------------------
Irene Hurtubise           4,000       4,000              Nil            Nil
21048 Barker Ave.
Maple Ridge, BC Canada
V2X 8R6
------------------------------------------------------------------------------
Irma Paul                 2,000       2,000              Nil            Nil
3222 Clearbrook Rd.
Abbotsford, BC Canada
V2T 4N7
------------------------------------------------------------------------------
James Nickel            100,000     100,000              Nil            Nil
1640 Ross Rd.

Abbotsford, BC Canada
V4X 1C1
------------------------------------------------------------------------------
Janet Scarr               2,000       2,000              Nil            Nil
408-15280 North Bluff Rd.
White Rock, BC Canada
V4B 3E8
------------------------------------------------------------------------------
Jim Koop                  2,000       2,000              Nil            Nil
28 - 8400 Shook Rd.
Mission, BC Canada
V2V 7L2
------------------------------------------------------------------------------
Joeseph Bince             2,000       2,000              Nil            Nil
1605-24 Ave N.
Lethbridge, AB Canada
T1H 4N6
------------------------------------------------------------------------------
John Wickstrom            2,000       2,000              Nil            Nil
1216-22 Ave.
Coaldale, AB Canada
T1M 1C6
------------------------------------------------------------------------------
Judy Steunenberg	       66,000      66,000              Nil            Nil
17952 - 68 Ave.
Surrey, BC Canada
V3S 8C3
------------------------------------------------------------------------------
Laura Frier               2,000       2,000              Nil            Nil
32173 Buffalo Drive
Mission, BC Canada
V2V 4P5
------------------------------------------------------------------------------
Linda Scott               2,000       2,000              Nil            Nil
308 - 1576 Merklin St.
White Rock, BC Canada
V4B 5K2
------------------------------------------------------------------------------
Lorraine Harnett          2,000       2,000              Nil            Nil
226 - 13911 - 70 Ave.
Surrey, BC Canada
V3W 6B4
------------------------------------------------------------------------------
Louise Stratulat        100,000     100,000              Nil            Nil
1886 Peardonville Rd.
Abbotsford, BC
Canada
------------------------------------------------------------------------------
Lynda Janicki             2,000       2,000              Nil            Nil
10516 Ashdown Place
Surrey, BC Canada
V4N 1W6
------------------------------------------------------------------------------
Mark Steunenberg         90,000      90,000              Nil            Nil
961 Shavington Street
N. Vancouver, BC Canada
V7L 1K6
------------------------------------------------------------------------------
Mary White                2,000       2,000              Nil            Nil
25 - 3031 - 200 St
Langley, BC Canada
V2Z 1N5
------------------------------------------------------------------------------
Michael Harrison	        2,000       2,000              Nil            Nil
11844 - 87 Ave.
Delta, BC Canada
V4C 3A1
------------------------------------------------------------------------------
Naomi Stratulat           2,000       2,000              Nil            Nil

3222 Clearbrook Rd
Abbotsford, BC Canada
V2T 4N7
------------------------------------------------------------------------------
Nathan Stratulat          2,000       2,000              Nil            Nil
3222 Clearbrook Rd.
Abbotsford, BC Canada
V2T 4N7
------------------------------------------------------------------------------
Percy Stratulat           2,000       2,000              Nil            Nil
190 Eagle Rd N.
Lethbridge, AB Canada
T1H 4S6
------------------------------------------------------------------------------
Rhonda Wickstrom	        2,000       2,000              Nil            Nil
1216-22 Ave.
Coaldale, AB Canada
T1M 1C6
------------------------------------------------------------------------------
Ron Frier	              2,000       2,000              Nil            Nil
32173 Buffalo Drive
Mission, BC Canada
V2V 4P5
------------------------------------------------------------------------------
Shawn Boulter             2,000       2,000              Nil            Nil
241 - 34313 Forest Terrace
Abbotsford, BC Canada
V2S 7L2
------------------------------------------------------------------------------
Stephen Stanley           2,000       2,000              Nil            Nil
49 - 8863 - 216 St
Langley, BC Canada
V1M 2G9
------------------------------------------------------------------------------
Stevenjohn Steunenberg   80,000      80,000              Nil            Nil
10758 Fraserglen Dr.
Surrey, BC Canada
V4N 1Y3
------------------------------------------------------------------------------
Winona Steunenberg      100,000     100,000              Nil            Nil
1898 Peardonville
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------

To our knowledge, none of the selling shareholders:
  (1) has had a material relationship with Daneli Ventures other than as a shareholder as noted above at any time within the past three years; or
  (2) has ever been an officer or director of Daneli Ventures.

The following selling shareholders are related to Mr. Daniel Steunenberg, who is our sole director and officer, as follows:
1.  Judy Steunenberg is the sister in law of Daniel Steunenberg.
2.  Stevenjohn Steunenberg is a brother of Daniel Steunenberg.
3.  Winnona Steunenberg is the sister-in-law of Daniel Steunenberg.
4.  Mark Steunenberg is a brother of Daniel Steunenberg.

-----------------------------------------------------------------------------
                PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
-----------------------------------------------------------------------------

Shares Offered by Our Company

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. The offering price is $0.25 per share. There is no minimum number of shares that we have to sell and 2,000,000 is the maximum number of shares we will sell. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us. Any money we receive will be immediately used by us for the uses set forth in the Use of Proceeds section of this prospectus. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares.

Participating on our behalf in the distribution is Mr. Daniel Steunenberg, our president and director. Mr. Steunenberg will contact persons with whom he has a preexisting personal or business relationship by telephone from Canada. Mr. Steunenberg will receive no commission from the sale of any shares. Mr. Steunenberg will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

  1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

  3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

  4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and
(B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Steunenberg is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Steunenberg is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Steunenberg has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives of our officers and directors who are interested in us and in making a possible investment in the offering.

Our offering will start on the date of this prospectus and continue for a period of 90 days, however it may be extended by a further 90 days by our board of directors. If you decide to subscribe for any shares in this offering, you must
  1. execute and deliver a subscription agreement
  2. deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to "DANELI VENTURES INC."

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.

In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $     61.50
Printing Expenses                                      $  1,000.00
Federal Taxes                                          $       NIL
State Taxes and Fees                                   $       NIL
Transfer Agent Fees                                    $  1,000.00
Accounting fees and expenses                           $  2,500.00
Legal fees and expenses                                $ 14,000.00
Blue Sky fees and expenses                             $  1,000.00
Miscellaneous                                          $    438.50
                                                       -----------
Total:                                                 $ 20,000.00

Shares Offered by the Selling Shareholders

In addition, certain shareholders of our company are offering up to 674,000 common shares. They will sell their shares at a price per share of $0.25 until our shares are quoted on the NASD Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders have not informed us of how they plan to sell or distribute their shares. However, they may sell some or all of their Common stock in one or more transactions, including block transactions:
  (1) on such public markets or exchanges as the common stock may from time to time be trading;
  (2)  in privately negotiated transactions;
  (3)  through the writing of options on the common stock;
  (4)  in short sales; or
  (5)  in any combination of these methods of distribution.

The sales price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, or such other price as the selling shareholders determine from time to time. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by Selling Shareholders may occur contemporaneously with sales by us.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Duties of Selling Shareholders

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their Common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:
  (1) not engage in any stabilization activities in connection with our common stock;
  (2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
  (3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Regulation M

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Costs of Registration of Common Stock

We are bearing all costs relating to the registration of the Common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by the selling shareholders will, however, be borne by such selling shareholders or by another party selling such common stock.

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                                 BUSINESS
-----------------------------------------------------------------------------

General

We were incorporated in the State of Nevada on May 7, 2002. We are engaged in the acquisition and exploration of mineral properties. We maintain our statutory registered agent's office at 2533 North Carson Street, Carson City, NV 89706 and our business office 1898 Peardonville Road, Abbotsford, BC V4X 2M4 Canada. Our telephone number is (604) 309-4971. Our offices are leased from our president, Mr. Daniel Steunenberg on a month-to-month basis and our monthly rental is $-0-.

Background

In June 2003, we entered into an agreement with ATAC Resources Ltd. for an option to acquire a 50% interest in a mineral exploration property, which consists of 20 adjacent mineral claims located in the Yukon Territory, Canada. We refer to the mineral exploration property as the Seymour property. We believe that the property appears to be promising. The option is exercisable by us making cash payments to ATAC Resources Ltd. and incurring certain expenditures for exploration and development work on the Seymour property.

The claims are recorded in the name of Archer, Cathro & Associates (1981) Limited, which is a geological engineering firm. The president of ATAC Resources Ltd. is also a partner in Archer, Cathro & Associates. The claims have been left in the name of Archer, Cathro & Associates in order to avoid paying additional fees; however, title to a 50% interest in the claims has been conveyed to us by an unrecorded transfer of mining claim. An unrecorded transfer of mining claim is one in which title to the property has been transferred, but the transfer has not been filed with the Yukon Mining Recorder. We have agreed, orally, with ATAC Resources that we will not record the transfer until we have met all requirements pursuant to the option
agreement we have with ATAC Resources.   Similarly, Archer, Cathro & Associates
has an oral agreement with us that it will not transfer title to the property to another party while we are in good standing pursuant to the option agreement.

Title to the property is superior to all other unrecorded deeds. Should Archer, Cathro & Associates transfer title to another person and that deed is recorded before recording our transfer of mining claim, that person will have superior title and we will have none. If that event occurs, however, Archer, Cathro & Associates will be liable to us for monetary damages for breach of contract and/or breach of trust.

Under Yukon territorial law, if we want to record the property in our name, we will need to register as an extra-territorial company in the Yukon, which will cost us about $260 plus legal fees. We will also need to retain a local agent
for service in the Yukon, which will cost us about $225 per year.   We have
decided that if gold or silver is discovered on the property and if it is economical to remove the gold or silver, we will register as an extra-territorial company, file the transfer of mining claim to protect our interest in the property, and enter into an agreement with ATAC Resources to transfer the 50% interest back to Archer, Cathro in the event that we do not complete all of our obligations pursuant to our option agreement.

Our objective is to conduct mineral exploration activities on the Seymour property in order to assess whether the claim possesses commercially exploitable reserves of gold or silver. We have not identified any commercially exploitable reserves on this property. Our proposed exploration program is designed to explore for commercially exploitable deposits. There is no assurance that a commercially viable mineral deposit exists on this property.

We made an initial payment of $3,773 to ATAC Resources Ltd. and are required, pursuant to our agreement, to make additional option payments totaling$13,500 over the next four years. We are also required to incur additional exploration and development expenditures for work on the Seymour property totaling$367,500 over the next four years.

During the term of our option, we are obligated to
  (a) maintain in good standing the Seymour property by the doing and filing of all required assessment work on the property or, if applicable, making of payments in lieu thereof, by the payment of all taxes and levies, and by making other expenditures as may be required;
  (b) keep the Seymour property clear of liens and other charges arising from our operations thereon;
  (c) carry on all operations on the Seymour property in compliance with all applicable governmental regulations and restrictions;
  (d) pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Seymour property or our operations thereon; and
  (e) indemnify and hold ATAC Resources harmless from any and all liabilities including but not limited to environmental costs, damages or charges arising from our failure to comply with the covenants contained in our option agreement with ATAC Resources as well as any applicable law or regulation or other liability arising from our operations on the Seymour property.

There is no assurance that a commercially viable mineral deposit exists on our mineral claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our mineral claim can be determined. Our plan of operations is to carry out exploration work on the Seymour property in order to ascertain whether this claim possesses commercially exploitable quantities of gold or silver. We can provide no assurance to investors that a commercially exploitable mineral deposit, or reserve, exists in the Seymour mineral claim until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

If we find mineralized materials, then we intend to enter into a joint venture
with ATAC Resources to further explore and develop the property.   Our option
agreement with ATAC Resources provides that after we have exercised the option, either party may request that the parties enter into a joint venture agreement that shall contain the following principal terms:
  (a) A clause stating that our company shall be the operator of the joint venture for as long as we retain a 50% or greater interest in the property and that we will manage and carry out operations to explore and develop the property substantially in accordance with annual work programs, plans and budgets with respect to the property that have been approved by a management committee consisting of one representative appointed by ATAC Resources and one representative appointed by us.
Should the management committee be deadlocked, the operator shall have the deciding vote.
  (b) A clause stating that the operator may invoice each party, from time to time, for that party's proportionate share of exploration costs and mine costs incurred to the date of the invoice, or for an advance equal to the party's proportionate share of the estimated exploration costs and mine costs to be made pursuant to an adopted work program and budget. Each party shall pay its proportionate share of the actual or proposed exploration costs and mine costs to the operator within 60 days after receipt of the invoice.
  (c) A clause stating that a participant to the joint venture shall be entitled upon notice to the operator to request that the independent external auditor of the operator provide that participant with its opinion that any invoice or statement delivered pursuant to the joint venture agreement has been prepared in accordance with the joint venture agreement.
  (d) An aggressor clause with standard terms permitting the non-operator to propose an annual exploration budget of at least $225,000.
  (e) The failure by a party to pay its pro-rata share of the costs and expenditures relating to an adopted work program and budget shall cause dilution of such party's interest.

Location and Access

The Seymour property consists of 20 claims, each measuring 1,500 feet by 1,500 feet. The property is located in central Yukon, Canada at latitude 62? 18' North, longitude 137? 11' West and is about 200 kilometers northwest of Whitehorse, Yukon. Specifically, the property is situated immediately east of a road known locally as the Casino Trail. The claims are directly accessible during summer and fall using a four-wheel drive road that extends north from about Km 65 on the Casino Trail. If required, shorter access could be created by extending the four-wheel drive road 1 km to the west to join the Casino Trail at Km 70.

The claims which comprise the Seymour property cover gentle to moderately steep, west facing slopes on a ridge extending northwest from Freegold Mountain. The western edge of the claim block is on the floor of Seymour Creek which is a tributary of Big Creek and part of the Yukon River watershed. Local elevations range from 670 m along Seymour Creek to 1190 m on the ridge crest in the eastern part of the property.

The entire property is below tree line, which is at about 1200 meters elsewhere in the Freegold Mountain area. Vegetation consists of mature black spruce and slide alder along Seymour Creek, giving way to stunted black spruce, buckbrush and thick moss on the hillsides.

Property Geology

The Seymour property lies within a belt of metasedimentary and metavolcanic rocks believed to belong to the Yukon-Tanana terrane. Metasedimentary and metavolcanic rocks are different types of metamorphic rocks, which are rocks that are changed by high heat and pressure. A terrane is series of related rock formations. The metamorphic rocks on the Seymour property include schist and gneiss and are believed to be the oldest rocks on the property. These rocks date to Paleozoic time in the earth's history. These metamorphic rocks are extensively intruded into other rocks and locally capped by Jurassic to Tertiary igneous rocks of the Coast Plutonic Complex. The Coast Plutonic Complex refers to a geographically extensive series of igneous and related rocks that formed during a period of mountain formation. Jurassic and Tertiary refer to different periods or ages in the earth's history. Igneous rocks are rocks formed by the solidification of molten material from far below the earth's surface. These metamorphic and igneous rock units have, in turn, been cut by even younger igneous rocks called dykes. These dykes were smaller bodies of molten material and they subjected the metamorphic and Coast Plutonic rocks to a final stage of heating and alteration.

The major structural feature in the area is the northwest-trending Big Creek fault. A fault is a break in the Earth's crust caused by tectonic forces that have moved a block of rock on one side with respect to another block of rock. The Big Creek fault is a major northwest-trending break that has downfaulted adjoining blocks to the southwest. It is poorly understood and geologists who have assessed this property differ in their opinion as to its exact location. It is thought to form one flank of a downfaulted block of rock related to Late Cretaceous or Tertiary extension. Late Cretaceous and Tertiary refer to different periods or ages in the earth's history.

Previous Operations

The Seymour property has been prospected from time to time since 1974. ATAC Resources carried out a work program of additional soil sampling and magnetic surveying in 1999, with a brief follow up work in 2001 and 2002.

Current State of Exploration

The Seymour property presently does not have any proven mineral reserves. The property is undeveloped and does not contain any known significant surface or underground ore mineralization. There is no mining plant or equipment located on the property and there is no power supply to the property.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals such as silver or gold, if any, exist on our property and if any minerals which may be found can be economically extracted and profitably processed. Our exploration program is designed to systematically and efficiently explore and evaluate our properties. We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following phases:

Phase one will consist of hand trenching and prospecting during August 2003 from a tent camp on the property. We have made arrangements with ATAC Resources for one geologist and two field assistants to conduct five days of exploration on the property. They will be taking rock samples from the property and we have budgeted to have assays done on about 25 rock samples. At the conclusion of their work, they will prepare a report on their findings. Upon reviewing this report, we will make a determination whether to proceed to phase two of our proposed exploration program.

Phase two will involve additional hand trenching and the taking of additional rock samples for assaying. If the results of this work are sufficiently positive then we will select drill targets for a phase three work program. We expect that phase two will take about one month and cost $15,000. If the data collected in phase two is sufficiently positive, we will proceed to a phase three study.

Phase three will involve an initial examination of the characteristics of any geological structures that are identified by phases one and two of exploration. Phase three is aimed at identifying any mineral deposits of potential economic importance. The methods employed are more extensive trenching and diamond drilling. Diamond drilling is the process of using a transportable diamond drill to take representative core samples of bedrock for testing. We expect that phase three will take about three months and cost about $37,500.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves in a joint venture with ATAC Resources.

Competitive Factors

The mineral exploration industry is fragmented. We compete with other exploration companies looking for gold, silver, and other minerals. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the mineral exploration market. While we compete with other exploration companies, there is no competition for the exploration or removal
or mineral from our property.   Readily available markets exist in Canada and
around the world for the sale of gold, silver, and other minerals. Therefore, we will be able to sell any minerals that we are able to recover.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Yukon Territory. In addition, if we progress to the production phase, production of minerals in the Yukon Territory will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Yukon Territory, Canada, is the Minerals Management Branch of the Yukon Department of Energy Mines and Resource.

The Minerals Management Branch manages the development of the Yukon Territory's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Minerals Management Branch regulates and inspects the exploration and mineral production industries in the Yukon Territory to protect workers, the public and the environment.

The material legislation applicable to us is the Yukon Quartz Mining Act, administered by the Yukon Minerals Management Branch.

The Yukon Quartz Mining Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in the Yukon Territory. The Yukon Quartz Mining Act also governs the issuance of quartz mining licences which are long term licences to produce minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in the Yukon must be in compliance with the Yukon Quartz Mining Land Use Regulations. The Yukon Quartz Mining Land Use Regulations applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Also, the Yukon Quartz Mining Land Use Regulations contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body. In addition, the Territorial Lands Act regulates certain land use activities such as the building or maintenance of access roads to mineral properties.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.

We are required to provide a safe working environment, not disrupt archaeological sites, and conduct our activities in a manner that prevents unnecessary damage to the property. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our phase one and two programs do not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

We have budgeted for regulatory compliance costs as part of our proposed exploration program. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of our proposed exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or
regulation.  No endangered species will be disturbed.   Restoration of the
disturbed land will be completed according to law.  All holes, pits and shafts
will be sealed upon abandonment of the property.   It is difficult to estimate
the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. We may be subject to an environmental review process if we determine to proceed with a producing mine. An environmental review is not required to proceed with the recommended exploration program on our Seymour property.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Steunenberg our sole officer and director. Mr. Steunenberg does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees. We do not pay any compensation to Mr. Steunenberg for serving as a director on our board of directors. Mr. Steunenberg plans to devote 10% of his time to our operations. Mr. Steunenberg works full-time in British Columbia, Canada. We do not believe that his full-time employment in British Columbia, Canada or his limited devotion of time to our business will have any adverse affect upon us. We conduct our business largely through agreements with consultants and arms-length third parties.

Consulting Agreement

We have entered into an agreement with the geological engineering firm of Archer, Cathro & Associates (1981) Limited, whereby they will provide us with exploration services on a contract basis for the 2003 exploration season. The president of ATAC Resources Limited, Mr. Douglas Eaton, is also a partner in Archer, Cathro & Associates. Pursuant to this agreement, Archer, Cathro & Associates will arrange for a work program consisting of hand trenching and prospecting during August from a tent camp on the Seymour property. The total cost of the work program, including the services of a geologist and two field assistants for five days; room and board; transportation, communication and expediting; assays; management; and report preparation, will be $7,500.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Properties

We do not own or lease any property other than our option to acquire a 50% interest in the Seymour property.

-----------------------------------------------------------------------------
                MANAGEMENT'S DISCUSSION OR PLAN OF OPERATIONS
-----------------------------------------------------------------------------

We are a start-up, pre-exploration company and have not yet started our business operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated. Accordingly, we must raise cash from sources other than the sale of minerals found, if any, on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We will not be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Plan of Operations

Our business plan is to proceed with the exploration of the Seymour property to determine whether there are commercially exploitable reserves of gold or silver. We shall initially proceed with phase one of our exploration program, for which we have budgeted $7,500. This amount has been advanced to Archer, Cathro & Associates (1981) Limited, geological engineers, pursuant to an agreement we have with them to conduct exploration work on our property. Completion of phase one will enable us to meet the first year's exploration expenditure requirement under the option agreement we have with ATAC Resources Ltd.

Upon completion of an assessment of the results of phase one of our geological exploration program, we will determine whether to proceed to phase two of our proposed exploration program. In making this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to warrant proceeding with phase two. If we decide to proceed with phase two, we anticipate that this phase will commence in the summer of 2004. Phase two will cost about $15,000.

After a thorough analysis of the data collected in phase two, we will decide if the property warrants a phase three study. In making this determination, we will make an assessment as to whether the results of phases one and two are sufficiently positive to warrant proceeding with phase three. If we decide to proceed with phase three, we anticipate that this phase will commence in the summer of 2005. Phase three will involves an initial examination of the characteristics of any geological structures that are identified by phases one and two of exploration. Phase three is aimed at identifying any mineral deposits of potential economic importance. The methods employed are more extensive trenching and diamond drilling. Phase three will take about three months and cost about $37,500.

Our exploration program is designed to determine whether mineralization exists to the extent that further exploration is warranted to outline any such discovered mineralized zones. At this time we are not certain as to the exact quantity of any mineralization in the property that would justify actual mining operations.

We had $17,726 in cash reserves as of June 30, 2003. The anticipated costs of phase one and two of our proposed exploration program, together with the costs of this offering and our estimated operating expenses over the next twelve months, are in excess of our projected cash reserves and accordingly we will not be able to proceed with phase two unless we receive additional financing. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase one or two of our proposed exploration program. We believe that debt financing will not be an alternative for funding our exploration program. If we do not raise sufficient funds in this offering we may be required to reduce, or even cancel, our proposed exploration program.

We anticipate that we will incur the following expenses over the next twelve months:
  1. $15,000) for completion of the second phase of our proposed geological work program required under the option agreement for the Seymour property;
  2. $1,500) for our next payment to ATAC Resources Ltd. required under the option agreement for the Seymour property; and
  3. $36,000 for operating expenses, including our professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Seymour property, then our option will terminate and we will lose all our rights and interest in the Seymour property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a financial partner to provide the required funding. We have not undertaken any efforts to locate a financial partner. In addition, we cannot provide investors with any assurance that we will be able to locate a financial partner who will assist us in funding the exploration of the Seymour property. We may also pursue acquiring interests in alternative mineral properties in the future.

If we lose our option in the Seymour property due to our decision not to proceed with further exploration or our inability to fund future exploration, then we plan to pursue the acquisition of another mineral property. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. If we are unable to secure a mineral property for exploration, then we would then consider pursuing the acquisition of another business or business asset. There is no assurance that we would be able to acquire any interest in any other mineral exploration property or other business in view of our limited financial resources. Further, we anticipate that we would be required to secure further financing in order to conduct any exploration on any mineral exploration property or to develop any business acquired. There is no assurance that we would be able to secure the required financing or that we would achieve profitability if financing was completed.

We believe that we have sufficient funds to cover our foreseeable expenses until the completion of this offering. If our current funds prove to be insufficient, then we believe that Mr. Daniel Steunenberg, our sole officer and director, will contribute funds to pay for our expenses because of his significant equity ownership in us. He has already lent us the sum of $600. However, Mr. Steunenberg is not obligated to pay our expenses and he may be unable to do so. Our belief that Mr. Steunenberg will pay our expenses is based on the fact that he and his wife collectively own 1,400,000 shares of our common stock. We believe that Mr. Steunenberg will continue to pay our expenses as long as he and his wife maintain their ownership of our common stock. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

Results Of Operations for Period Ending June 30, 2003

We did not earn any revenues during the period ending June 30,2003. We do not anticipate earning revenues until such time if, as and when we enter into commercial production of our property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our property.

We incurred operating expenses in the amount of $13,724 for the period ended June 30, 2003. These operating expenses were comprised primarily of professional fees and disbursements that were attributable our corporate organization and the initial payment of our option to acquire an interest in the Seymour property. We issued 600,000 shares of common stock through a Regulation S offering in July 2002. This was accounted for as a compensation expense of $600. We incurred a loss of $13,724 for the period ending June 30, 2003.

We had cash of $17,726 as of June 30, 2003, and had a working capital of $23,176 as of June 30, 2003.

-----------------------------------------------------------------------------
        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
-----------------------------------------------------------------------------

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Daniel Steunenberg has been our president and a director since May 2002. Since 1993 Mr. Steunenberg has been the controller of Solid Rock Holdings Inc., a company that is involved in real estate acquisitions and development. Solid Rock Holdings is also the parent of a steel fabrication company called Solid Rock Steel Fabricating Co. Ltd. Mr. Steunenberg is in charge of all accounting responsibilities and company administration for Solid Rock Holdings. From 1991 until 1999 he was also the bookkeeper and controller of the West Fraser Group of companies where he was responsible for the day-to-day administration and accounting. The West Fraser Group of companies is based in Langley, B.C. and is involved in property acquisitions and development, construction management, and
hi-rise building construction.   Mr. Steunenberg was the founder, president and
a director of DBS Holdings, Inc., from its inception in March 1999 until May 2001. In April 2000, DBS Holdings became a reporting company under the Securities Exchange Act of 1934 and its shares commenced trading on the Over the Counter Bulletin Board. Mr. Steunenberg received his Bachelor of Arts in 1991 from Trinity Western University, with a major in Business Administration.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Executive Compensation

Mr. Steunenberg, our sole officer and director, was compensated in shares of our common stock in the amount of $600 for his services and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business operations. Mr. Steunenberg was compensated for founding our company, managing our company since inception, and initiating this offering.

Significant Employees

We have no significant employees other than the officers and directors described above.

-----------------------------------------------------------------------------
       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
-----------------------------------------------------------------------------

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. Except as otherwise indicated, each stockholder listed below has direct ownership of his or her shares and possesses sole voting and dispositive power with respect to the shares.
                                                    Percentage    Percentage
                         Number of     Number of   of Ownership  of Ownership
Name and address       Shares Before  Shares After    Before         After
of beneficial owner      Offering       Offering     Offering     Offering [1]
------------------------------------------------------------------------------
Daniel Steunenberg [2]    1,400,000     1,400,000      36.3%         26.5%
1898 Peardonville Rd
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------

Brenda Steunenberg [3]    1,400,000     1,400,000      36.3%         26.5%
1898 Peardonville Rd
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
David Steunenberg [4]       400,000       400,000      12.2%          7.6%
1898 Peardonville Rd
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
Berend Steunenberg [5]      400,000       400,000      12.2%          7.6%
17770 Daly Rd
Surrey, BC Canada
V4N 4M5
------------------------------------------------------------------------------
Nelson Stratulat [6]        400,000       400,000      12.2%          7.6%
1886 Peardonville
Abbotsford, BC Canada
V4X 2M4
------------------------------------------------------------------------------
All Officers and          1,400,000     1,400,000      36.3%         26.5%
Directors as a
Group [2]
------------------------------------------------------------------------------

[1] Assuming all shares offered are sold.
[2] Of Daniel Steunenberg's shares, 1,000,000 are owned directly and 400,000 are owned beneficially via his wife, Brenda Steunenberg.
[3] Of Brenda Steunenberg's shares, 400,000 are owned directly and 1,000,000 are owned beneficially via her husband, Daniel Steunenberg.
[4] David Steunenberg is a brother of Daniel Steunenberg.
[5] Berend Steunenberg is the father of Daniel Steunenberg.
[6] Nelson Stratulat is the father-in-law of Daniel Steunenberg.

Mr. Daniel Steunenberg, our sole director and officer, and the other persons named in the above table, collectively paid $2,000 or $.001 per share, to acquire a total of 2,000,000 shares in our company. Mr. Steunenberg also acquired a further 600,000 shares as consideration for management services he has rendered to our company since our date of inception and for services which he is continuing to render. If all 2,000,000 shares are sold by us in this offering, then (a) Mr. Steunenberg and his wife Brenda Steunenberg will continue to own 26.5% of the total number of shares then outstanding, and (b) each of the others will continue to own 6.4% of the total number of shares then outstanding assuming that they each sell 60,000 of their shares. If our Company fails, none of these persons will suffer any significant adverse effect; however, if we are successful, this could be beneficial to all of the above named persons.

Future Sales by Existing Stockholders

A total of 3,274,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

-----------------------------------------------------------------------------
                          DESCRIPTION OF SECURITIES
-----------------------------------------------------------------------------

General

Our authorized capital stock consists of 75,000,000 shares of Common stock at a par value of $.001 per share. As of the date of this prospectus, there were 3,274,000 shares of our common stock issued and outstanding that were held by 50 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as the sale, lease or exchange of all of the property and assets of our company.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

-----------------------------------------------------------------------------
          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
-----------------------------------------------------------------------------

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the over the counter bulletin board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions;
(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had fifty (50) shareholders of record of our common stock who collectively hold a total of 3,274,000 shares. Of the 3,274,000 shares of common stock outstanding, 2,600,000 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

Rule 144 Sales

Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

A total of 2,000,000 shares of our common stock will be available for resale to the public after July 15, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. As of the date of this prospectus, persons who are our affiliates hold all 2,000,000 of those shares.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to any of our shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:
  1. we would not be able to pay our debts as they become due in the usual course of business; or
  2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the

Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 and its telephone number is (801) 272-9294.

-----------------------------------------------------------------------------
                            CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------

In July 2002, we issued 400,000 shares of restricted common stock to Daniel Steunenberg who is the sole officer and director of our company, 400,000 shares of restricted common stock to Brenda Steunenberg, who is Mr. Steunenberg's wife, and a total of 1,200,000 shares of restricted common stock to three relatives of Mr. Steunenberg. All of these shares were issued at a price of $.001 per share, for proceeds to us totaling $2,000.

In July 2002, we issued 600,000 shares of restricted common stock to Daniel Steunenberg. This was accounted for as compensation expense of $600.

Since our inception, Mr. Steunenberg has lent us $600. This loan does not bear interest and has not been repaid as of the date hereof. There are no documents reflecting this loan and it is not due on a specific date. Mr. Steunenberg will accept repayment from us when money is available and when our board of directors decides to repay the loan.

-----------------------------------------------------------------------------
                               EXPIRATION DATE
-----------------------------------------------------------------------------

This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by our board of directors).

-----------------------------------------------------------------------------
                              LEGAL PROCEEDINGS
-----------------------------------------------------------------------------

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Laughlin International Inc., 2533 North Carson Street, Carson City, NV 89706.

-----------------------------------------------------------------------------
                    INTERESTS OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in its audit report. Morgan & Company has presented its report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

Gary Henrie, Esq., our independent legal counsel, has provided an opinion on the legality of our common stock.

Archer, Cathro & Associates (1981) Limited has provided a geological report as an exhibit to the registration statement.

-----------------------------------------------------------------------------
          DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                      SECURITIES ACT LIABILITIES
-----------------------------------------------------------------------------

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

-----------------------------------------------------------------------------
                            FURTHER INFORMATION
-----------------------------------------------------------------------------

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified and amplified in all respects by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

-----------------------------------------------------------------------------
                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
-----------------------------------------------------------------------------

We have had no changes in or disagreements with our accountants.

-----------------------------------------------------------------------------
                             FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Our fiscal year end is June 30th. We will provide audited financial statements to our stockholders on an annual basis. Our audited financial statement from inception to June 30, 2003 immediately follows:

Index to Financial Statements

1. Auditors' Report;

2. Audited Financial Statements for the years ended June 30, 2003 and 2002, including:

  a.  Balance Sheet
  b. Statement of Loss and Deficit

  c.  Statement of Cash Flows
  d.  Statement of Stockholders' Equity
  e. Notes to Financial Statements

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                            FINANCIAL STATEMENTS

                           JUNE 30, 2003 AND 2002
                          (Stated in U.S. Dollars)

                                                 Morgan & Company
                                                 Chartered Accountants

                        INDEPENDENT AUDITORS' REPORT

To the Shareholders
Daneli Ventures Inc.
(An Exploration Stage Company)

We have audited the balance sheets of Daneli Ventures Inc. (an exploration stage company) as at June 30, 2003 and 2002, and the statements of loss, cash flows, and shareholders' equity for the year ended June 30, 2003, and for the period from May 7, 2002 (date of inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2003 and 2002, and the results of its operations and cash flows for the year ended June 30, 2003, and for the period from May 7, 2002 (date of inception) to June 30, 2002, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $13,724 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.                                  /s/ Morgan & Company

July 7, 2003                                    Chartered Accountants
Tel: (604) 687-5841                             P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                        Suite 1488-700 West Georgia Street
www.morgan-cas.com                         Vancouver, B.C. V7Y 1A1

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                               BALANCE SHEETS
                           (Stated in U.S. Dollars)

-----------------------------------------------------------------------------
                                                           JUNE 30
                                                       2003       2002
-----------------------------------------------------------------------------
                      ASSETS

Current
  Cash                                              $  17,626     $    -
  Prepaid expense                                       7,500          -
                                                   --------------------------
                                                    $  25,126     $    -
=============================================================================

LIABILITIES

Current
  Accounts payable and accrued liabilities          $   1,950     $    -

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    75,000,000 common shares, par value $0.001 per share

  Issued and outstanding:
    3,274,000 common shares                             3,274          -

  Additional paid-in capital                           33,626          -

Deficit Accumulated During The Exploration Stage      (13,724)         -
                                                   --------------------------
                                                       23,176          -
                                                   --------------------------
                                                    $  25,126     $    -
=============================================================================

                            DANELI VENTURES INC.
                      (An Exploration Stage Company)

                            STATEMENTS OF LOSS
                         (Stated in U.S. Dollars)

-----------------------------------------------------------------------------
                                                    PERIOD FROM   CUMULATIVE
                                                      DATE OF      FROM DATE
                                                     INCEPTION   OF INCEPTION
                                            YEAR       MAY 7         MAY 7
                                            ENDED     2002 TO       2002 TO
                                           JUNE 30    JUNE 30       JUNE 30
                                            2003        2002          2003
-----------------------------------------------------------------------------

Expenses
  Compensation expense                    $     600    $    -      $     600
  Professional fees                           9,351         -          4,901
  Mineral property option payments
   (Note 4)                                   3,773         -          3,773
                                         ------------------------------------
Net Loss For The Period                   $  13,724    $    -      $   9,274
=============================================================================

Basic And Diluted Loss Per Share          $    0.01    $    -
==================================================================

Weighted Average Number Of Shares
Outstanding                                2,498,691        -
==================================================================

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                          STATEMENTS OF CASH FLOWS
                          (Stated in U.S. Dollars)

-----------------------------------------------------------------------------
                                                    PERIOD FROM   CUMULATIVE
                                                      DATE OF      FROM DATE
                                                     INCEPTION   OF INCEPTION
                                            YEAR       MAY 7         MAY 7
                                            ENDED     2002 TO       2002 TO
                                           JUNE 30    JUNE 30       JUNE 30
                                            2003        2002          2003
-----------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                 $ (13,724)   $    -      $ (13,724)
  Item not affecting cash:
    Compensation expense                        600         -            600

Adjustments To Reconcile Net Loss To
 Net Cash Used By Operating Activities
  Prepaid expense                            (7,500)        -         (7,500)
  Accounts payable and accrued liabilities    1,950         -          1,950
                                          -----------------------------------
                                            (18,674)        -        (18,674)
                                          -----------------------------------

Cash Flows From Financing Activities
  Share capital issued                       35,700         -         35,700
  Related party loan payable (Note 5)           600         -            600
                                          -----------------------------------
                                             36,300         -         36,300
                                          -----------------------------------

Increase In Cash                             17,626         -         17,626

Cash, Beginning Of Period                      -            -           -
                                          -----------------------------------

Cash, End Of Period                       $  17,626    $    -      $  17,626
=============================================================================

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                      STATEMENT OF SHAREHOLDERS' EQUITY

                               JUNE 30, 2003
                          (Stated in U.S. Dollars)


                                   COMMON STOCK            DEFICIT
                          -----------------------------  ACCUMULATED
                                             ADDITIONAL   DURING THE
                                              PAID-IN    EXPLORATION
                           SHARES    AMOUNT   CAPITAL       STAGE      TOTAL
                          ---------------------------------------------------

Opening balance,
  May 7, 2002                 -      $   -    $    -     $     -     $    -
                          ---------------------------------------------------

Balance, June 30, 2002        -          -         -           -          -

July 2002 - Shares issued
for cash at $0.001        2,000,000    2,000       -           -        2,000

July 2002 - Shares issued
for compensation expense    600,000      600       -           -          600

June 2003 - Shares issued
for cash at $0.05           674,000      674    33,026         -       33,700

Related party loan
payable contributed
as capital (Note 5)           -          -         600         -          600

Net loss for the period       -          -         -       (13,724)   (13,724)
                          ---------------------------------------------------

Balance, June 30, 2003    3,274,000  $ 3,274  $ 33,626   $ (13,724)  $ 23,176
                          ===================================================

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2003 AND 2002
                          (Stated in U.S. Dollars)

1.  NATURE OF OPERATIONS

a)  Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 7, 2002.

b)  Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)  Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $13,724 for the period from May 7, 2002 (inception) to June 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.  SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2003 AND 2002
                          (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

a)  Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109
- "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

d)  Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same as any exercise of options or warrants would anti-dilutive.

3.  MINERAL PROPERTY INTEREST

The Company has entered into an option agreement, dated June 17, 2003, to acquire a 50% interest in twenty mineral claims located in Yukon Territory, Canada.

In order to earn its interest, the Company must make additional cash payments totalling $13,500, and incur additional exploration expenditures totalling $367,500 over the next four years.

                            DANELI VENTURES INC.
                       (An Exploration Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2003 AND 2002
                          (Stated in U.S. Dollars)

4.  CONTINGENCY

Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.


5.  RELATED PARTY LOAN PAYABLE

The loan, which is owing to a director and principal shareholder, is unsecured and interest free with no specific terms of repayment.


6.  COMMITMENT

The Company has entered into a geological consulting agreement for exploration services totalling $7,500. As at June 30, 2003, the Company has advanced $7,500 to the geological engineers.

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Dealer Prospectus Delivery Obligation
Until          , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and
(d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $       61.50
Printing Expenses                                      $    1,000.00
Federal Taxes                                          $         NIL

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State Taxes and Fees                                   $         NIL
Transfer Agent Fees                                    $    1,000.00
Accounting fees and expenses                           $    2,500.00
Legal fees and expenses                                $   14,000.00
Blue Sky fees and expenses                             $    1,000.00
Miscellaneous                                          $      438.50
                                                       -------------
Total:                                                 $   20,000.00
                                                       =============
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
On July 15, 2002, we issued 400,000 shares of common stock to Mr. Daniel Steunenberg who is our sole officer and director. On July 15, 2002, we also issued an additional 1,600,000 shares of common stock to four members of Mr. Steunenberg's family. All of these shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $.001 per share, for total proceeds of $2,000. The 2,000,000 shares of common stock are restricted shares as defined in the Securities Act.

On July 15, 2002, we issued 600,000 shares of common stock to Mr. Daniel
Steunenberg.  This was accounted for as a compensation expense of $600.   All
of these shares were issued pursuant to Regulation S of the Securities Act. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

On June 27, 2003, we issued 674,000 shares of common stock to a total of 45 shareholders. All of these shares were issued pursuant to Regulation S of the Securities Act at a price of $.05 per share, for total proceeds of $33,700. The 674,000 shares of common stock are restricted shares as defined in the Securities Act.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
3.1               Articles of Incorporation
3.2               By-Laws
5.1               Opinion of Gary Henrie, with consent to use
10.1              Option Agreement with ATAC Resources Ltd., dated
                  June 13, 2003
10.2              Letter from Archer, Cathro & Associates (1981) Limited, dated
                  June 13, 2003, setting out budget for 2003 work program; and letter of acceptance from Daneli Ventures Inc., dated
                  June 30, 2003.
10.3              Assessment Report on the Seymour Property dated October, 2002
23.1              Consent of Morgan & Company, Chartered Accountants
23.2              Consent of Archer, Cathro & Associates (1981) Limited, dated
                  June 20, 2003

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

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

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 28, 2003.

DANELI VENTURES INC.
By:
/s/   Daniel Steunenberg
------------------------------
Daniel Steunenberg, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Daniel Steunenberg, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 CAPACITY IN WHICH SIGNED               DATE

/s/ Daniel Steunenberg    President, Chief Executive Officer,    July 28, 2003
----------------------    Chief Financial Officer, Secretary-
Daniel Steunenberg        Treasurer, Principal Accounting
                          Officer and Sole Director

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